UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2009

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition

On October 20, 2009, Lexmark International, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2009. The text of the press release announcing the financial results and the Supplemental Information Slides providing additional financial information are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 2.05.                      Costs Associated with Exit or Disposal Activities

As part of Lexmark’s ongoing plans to improve the efficiency and effectiveness of all of our operations, the company announced additional restructuring actions today.  The company continues its focus on refining its selling and service organization, reducing its general and administrative expenses, consolidating its cartridge manufacturing capacity, and enhancing the efficiency of its supply chain infrastructure. The actions taken will reduce cost and expense across the organization, with a focus in manufacturing and supply chain, service delivery overhead, marketing and sales support, corporate overhead and development positions as well as reducing cost through consolidation of facilities in supply chain and cartridge manufacturing.  The company expects these actions to be principally complete by the end of the first quarter of 2011.

These October 2009 actions are expected to impact about 825 positions worldwide and will result in total pre-tax charges of approximately $120 million with approximately $55 million to be incurred in 2009, and $65 million in 2010 – 2011.  The company incurred $33 million in charges related to this restructuring in 3Q09.  The company expects the total cash cost of this plan to be approximately $105 million.

Lexmark expects these October 2009 actions to generate savings of approximately $2 million in 2009, $70 million in 2010 and ongoing savings beginning in 2011 of approximately $110 million.  These ongoing savings should be split approximately 60% to operating expense and 40% to cost of goods sold.  Ongoing cash savings of approximately $105 million are expected beginning in 2011.

Item 9.01.                      Financial Statements and Exhibits

(d)      Exhibits

   Exhibit No.                   Description of Exhibit

99.1	Press Release issued by Lexmark International, Inc., dated October 20, 2009.
99.2	Supplemental Information Slides

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations between the GAAP and non-GAAP financial measures contained in the press release in the financial statements attached thereto and in the Supplemental Information Slides posted on the Company’s investor relations website, each of which are filed herewith as Exhibits 99.1 and 99.2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

October 20, 2009	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.                      Description of Exhibit

99.1	Press Release issued by Lexmark International, Inc., dated October 20, 2009.
99.2	Supplemental Information Slides